Exhibit 10.6  Company Disclosures
                                                                         ANNEX V
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                               COMPANY DISCLOSURE

Authorized Shares/Issuance of Purchased Shares

As reported in the Company's Current Report on Form 8-K filed with the SEC on April 5, 2004, the Company intended to amend its certificate of incorporation to increase the number of authorized shares of its Common Stock to 500,000,000 and to effectuate, by means of a declared stock dividend, a 3:1 stock split. The Company has been advised that certain necessary corporate action may not have been taken. As a result the Company can not currently issue additional shares of Common Stock, including the Purchased Shares acquired by the Buyers on the Closing Date.

The Company represents to the Buyer that the Company has obtained the written consent of shareholders holding in excess of 50% of the outstanding shares consenting to the increase in the authorized shares to at least 500,000,00 and, to the extent shareholder action is needed in connection therewith, the effectuation, via a stock dividend or otherwise, of a 3:1 stock split
(collectively, the "Corporate Actions"), and that the Corporate Actions have been approved by the Board of Directors of the Company.

It is understood that the Purchased Shares represent shares of the Common Stock of the Company after the 3:1 stock split included in the Corporate Actions. Similarly the terms of the Warrants (including the initial number of Warrant Shares and the initial Exercise Price) refer to shares and prices after such 3:1 stock split. (The Purchased Shares are subject to further adjustment with respect to any other capital adjustments, similar to those contemplated by
Section 6 of the Warrants, effected between the date of this Securities Purchase Agreement and the actual issuance of the Purchased Shares.)

On May 13, 2004, the Company filed a preliminary Information Statement with the SEC intending to reflect the Corporate Actions as approved by the shareholders and the Board of Directors.

The Company warrants to the Buyer that the Company will:

     (i) modify or amend the preliminary Information Statement, and if necessary or appropriate, file the same with the SEC, to reflect comments, if any, made by the SEC,

     (ii) file with the SEC and circulate to the Company's shareholders, in the manner contemplated by relevant rules and regulations of the SEC, a final Information Statement, reflecting such Corporate Actions within ten (10) Trading Days of the earlier of the SEC's approval of the preliminary Information Statement (or any subsequent amendment or modification thereof)

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     or the tenth day after the  latest  filing of the  preliminary  Information
     Statement (the date such final Information Statement is first sent to shareholders, the "Information Statement Mailing Date"and the twentieth day after Information Statement Mailing Date is referred to as the "Information Statement Effectiveness Date"),

     (iii) effectuate the change in the Company's certificate of incorporation within five (5) Trading Days of the Information Statement Effectiveness Date, and

     (iv) deliver the Stock Certificates for the Purchased Shares to the Escrow Agent within three (3) Trading Days after the Information Statement
     Effectiveness Date, together with an opinion of counsel that such shares are duly authorized and issued and non-assessable, for immediate release to the Buyers (the "Issue Date Opinion").

The foregoing representations, warranties and covenants are deemed to be representations, warranties and covenants made by the Company in the Securities Purchase Agreement. If, for any reason whatsoever, the Stock Certificates for the Purchased Shares and the opinion referred to in clause (v) above are not delivered to the Escrow Agent by the date which is three (3) months after the Closing Date (the "Final Issue Date"), the Company shall be obligated to pay to the Buyer an amount (the "Default Amount") equal to the Purchase Price plus any accrued Periodic Amounts contemplated by the Registration Rights Agreement plus any other amounts then due to the Buyer as contemplated by any of the Transaction Agreements, in accordance with, and subject to, the following provisions.

To secure the Company's Obligations (as defined below; it being understood that such term includes the Company's obligation to pay the Default Amount or any portion thereof, including, without limitation any Periodic Amounts due prior to or as of the filing of the Registration Statement), the Company and the Pledgor (as defined below) shall, on or prior to the Closing Date, execute and deliver the Security Interest and Pledge Agreement (the "Pledge Agreement") in favor of the Buyers. Pursuant to the Pledge Agreement, among other things, (i) the Company will grant the Buyer a security interest in the Buyer's Allocable Share of the Reserved Escrow Funds (as that term is defined in the Joint Escrow Instructions) and (ii) Media Finance En Suisse Holdings GMBH, (the "Pledgor"), an affiliate of the Company, will pledge for each Buyer the Buyer's Allocable Share of 20,000,000 shares of Common Stock (the "Pledged Shares") held by the Pledgor. The Pledge Agreement will designate Krieger & Prager LLP (the "Security Interest Agent") to hold the security interest in the Reserved Escrow Funds and the Pledged Shares (collectively, the "Collateral") as agent for the Buyers. It will be a condition of closing under Section 8 of the Securities Purchase Agreement that (i) the Pledge Agreement, in the form of Exhibit A to this Annex V, be executed by the Company and the Pledgor and delivered to the Escrow Agent, and (ii) that the Pledgor deliver to the Security Interest Agent one or more certificates representing the Pledged Shares, together with sufficient executed stock powers, with medallion guarantees, if required by the Company's transfer agent, together with an opinion of counsel required by such transfer agent, to enable the Security Interest Agent to cause, if the conditions specified in the Pledge Agreement occur, the appropriate portion of the Pledged Shares to be transferred to each of the Buyers.

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If, for any reason  whatsoever,  the  Purchased  Shares have not been issued and delivered by the Final Issue Date, the Company shall be in default of its obligations to each Buyer. As used herein, the term "Obligations" means all of the obligations of the Company to the Buyer under the terms of all of the Transaction Agreements, including, without limitation the provisions of this Annex V.

The Company and the Pledgor (as evidenced by the Pledgor's acknowledgment at the foot of this Annex V) agree that the damages for such default shall be paid on the first Trading Day after the Final Issue Date (such first Trading Day, the "Payment Date"), as follows:

     (1) First, an amount equal to the Buyer's Allocable Share of the Escrow Balance (as that term is defined in the Joint Escrow Instructions) shall be paid to each Buyer, which amount shall be applied in the following order of priority of amounts due to the Buyer: (a) first, to any Obligations of the Company to the Buyer other than any accrued Periodic Amounts (as that term is defined in the Registration Rights Agreement) and the payment of any outstanding balance of the Initial Purchase Price; (b) second, to any accrued Periodic Amounts as of the Payment Date; and (c) third, on account of the Purchase Price; provided, however, that any Obligations not paid in full as a result of the application of the Escrow Balance shall remain due and outstanding from the Company to the Buyer. The amount applicable to clause (c) of the immediately preceding sentence is referred to as the "Returned Cash Purchase Price." The Purchase Price less the Returned Cash Purchase Price is referred to as the "Purchase Price Balance."

     (2) Then, the Buyer's Purchase Price Balance shall be paid by the transfer to each Buyer of a number of shares (the "Transferred Shares") of the Pledged Shares equal to (x) the Purchase Price Balance for that Buyer, divided by (y) the Per Share Purchase Price (provided, however, the number of Transferred Shares issued to any Buyer shall not exceed that Buyer's Allocable Share of the Pledged Shares).

     (3) Then, if for any reason, the aggregate Obligations of the Company have not been satisfied by the application of the preceding provisions, the Purchase Price Balance and any other unpaid Obligations shall be due and payable immediately by the Company to the Buyer. In such event, interest, computed on the basis of consecutive 30-day months, shall accrue on the unpaid Purchase Price Balance at the rate which is the lower of one and one-half percent (1.5%) per month or the maximum rate permitted by law from the Payment Date until the date payment is actually made (and any partial payment shall be applied first to accrued interest on all such outstanding Obligations, and then to the principal of such outstanding Obligations).

Notwithstanding the foregoing, the security interest in the Reserved Escrow Funds shall be released in accordance with the provisions of Section 1(b) of the Joint Escrow Instructions.

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The foregoing provisions are intended to reflect how the accrued but unsatisfied aggregate Obligations as of the Payment Date, if there is a Payment Date, are intended to be satisfied. To the extent (but only to the extent) that such Obligations are satisfied in accordance with the provisions of paragraphs (1),
(2) and (3) above, such Obligations shall be deemed satisfied (provided no claim is made for the return or cancellation of any funds or shares received by a Buyer on account of the application of such provisions).

Except as contemplated by the preceding paragraph, nothing in the foregoing provisions of this Annex V or in the Pledge Agreement is intended to release the Company from any of its obligations1 under any of the Transaction Agreements.

Outstanding Financing Agreements

The Company is party to one or more outstanding agreements, each entered into prior to the date hereof, pursuant to which the Company has agreed to sell up to 10,000,000 shares of Common Stock in Regulation S transactions. The transactions for approximately 6,000,000 of these shares have already been consummated.

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1 These  obligations  include,  but  are not  necessarily  limited  to:  (a) the
Company's obligations under the Registration Rights Agreement with respect to the registration of the Registrable Shares, payment of additional accruals of Periodic Amounts, and the maintenance of the effectiveness of the Registration Statement, (b) the Company's obligations to issue Option Shares in accordance with the terms of the Securities Purchase Agreement, and (c) the Company's obligations to honor exercises of the Warrants in accordance with their terms.

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Consents

The Company is party to certain agreements with GCH Capital (for itself and for certain other investors) and to certain Lock Up Agreements with certain shareholders which may include provisions limiting the Company's right to enter into and consummate the transactions contemplated by the Transaction Agreements. In addition, the Company has issued certain instructions to its transfer agent which may limit the Company's right to enter into and consummate such transactions. It will be a condition of closing under Section 8 of the Securities Purchase Agreement that the Company obtain the written consent of GCH Capital, in form and substance of Exhibit 2 to this Annex V, to the Company's entering into and consummating such transactions and modifying the instructions given to the transfer agent.

The Company represents that the consent of GCH Capital referred to in the preceding paragraph is the only consent needed to make the representations in the Securities Purchase Agreement true and correct as of the Closing Date.

Consulting Fees

The Company has agreed to pay Consulting Fees of $150,000 to GCH Capital out of the first proceeds otherwise payable to the Company on the Closing Date.

Litigation

A default judgment for $11,700 was entered against the Company in Civil Action No. AR04-001266 filed in Pennsylvania for unsolicited e-mail communication.


Acknowledged and Agreed to:

                          SATELLITE ENTERPRISES CORP.

By:
   --------------------------------
Name and Title:
               --------------------

Acknowledged   and   agreed  to  with   respect  to  the   section   "Authorized
Shares/Issuance of Purchased Shares" above PLEDGOR:
MEDIA FINANCE EN SUISSE HOLDINGS GMBH

By:
   --------------------------------
Name and Title:
               --------------------

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